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Exhibit 10.45

                                 TRUST AGREEMENT

                          Dated as of January 31, 1995

                                     between

                          ASTORIA FINANCIAL CORPORATION

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                   as Trustee,

                               for the benefit of

                             Participating Employees

                          to Provide for the Payment of

                  Certain Retirement Benefits Described Herein



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          TRUST AGREEMENT made and entered into as of January 31, 1995 by and between Astoria Financial Corporation, a Delaware corporation (the "Company"), and State Street Bank and Trust Company, a bank and trust company organized under the laws of the Commonwealth of Massachusetts (the "Trustee").

          WHEREAS, the Company is a party to an Agreement and Plan of Merger among the Company, Astoria Federal Savings and Loan Association (the "Association") and Fidelity New York F.S.B. (the "Bank"), dated as of July 12, 1994, as amended (the "Merger Agreement"), a copy of which has been provided to the Trustee;

          WHEREAS, Section 4.03(b)(i) of the Merger Agreement provides that the Company shall, or shall cause the Association to, assume and perform the obligations of the Bank under certain Employment Agreements between the Bank and Thomas V. Powderly, William A. Wesp and Frederick J. Meyer (the "Employment Agreements" and the "Executives," respectively) and that the Company shall guarantee the performance by the Association under such Employment Agreements;

          WHEREAS, Section 5(g) of the Employment Agreements provides for certain supplemental pension benefits to be paid to the Executives (the "SERP Benefits");

          WHEREAS, Section 5(e) of the Employment Agreements provides for certain continued health (including dental), life and long-term disability insurance coverage to be provided to the Executives (the "Welfare Benefits");

          WHEREAS, the Bank's Excess Benefit Plan (within the meaning of section 3(36) of ERISA) provide for certain other benefits to the Executives (the "Excess Benefits");

          WHEREAS, the Company desires to amend the SERP Benefits and the Welfare Benefits in the manner set forth herein and the Executives each shall agree, effective upon the establishment of the trust established hereby, to have such benefits so amended;

          WHEREAS, the Merger Agreement provides that the Company shall make certain payments in full settlement of the Executives' entitlements to Excess Benefits.

          WHEREAS, the Company wishes to establish a trust (the "Trust") to aid the Company in meeting its obligations to pay the Benefits (as defined in Section 1.5 hereof);

          WHEREAS, the Company intends to make contributions to the Trust at the times and in the amounts set forth herein and further intends that such contributions shall be held by the Trustee in trust and invested and reinvested in accordance with the provisions of this Trust Agreement;

          WHEREAS, the Trust is intended to be a "grantor trust" within the meaning of Section 671 of the Internal Revenue Code of 1986; and

          WHEREAS, the Company intends that the assets of the Trust at all times shall be



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subject to the claims of bankruptcy creditors of the Company as provided in
Section 16 of this Trust Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:

          SECTION 1 Amendment of Benefits.

          1.1 Amount of Benefit.

          1.1.1 In General. In lieu of the amounts to which each Executive is entitled under (i) Sections 5(e) and (g) of the Employment Agreement to which such Executive is a party and (ii) the Bank's Excess Benefit Plan, the Executive shall instead be entitled to any and all amounts credited to his Account under the provisions hereof from time to time.

          1.1.2 Insolvency. For purposes of determining the amount of each Executive's Benefit under Section 1.1.1, any reduction in the amount credited to the Account of the Executive pursuant to Section 16.1 shall be ignored. In addition, in the event of any such reduction, the amount credited to the Executive's Account thereafter shall be deemed to be increased by hypothetical interest credited on the amount of any such reduction at a rate for each calendar year equal to the corporate bond rate for seasoned issues, all industries, as of January 1 of such year, compounded annually. In the event of any reimbursement to an Executive's Account pursuant to Section 16.3 hereof, the amount of such reimbursement shall not be deemed to increase the amount credited to the Account of such Executive for purposes of determining the amount of such Executive's Benefit under Section 1.1.1. In addition, effective upon the receipt of any such reimbursement, hypothetical interest shall cease to be credited to such Participant's Account with respect to the reimbursed amount.

          1.2 Timing of Payment of Benefit. The amount described in Section 1.1 with respect to each Executive shall be paid by the Trust to such Executive in five approximately equal annual installments to be paid on the first business day of each calendar year from 2000 through 2004.

          1.3 Death of Executive. Notwithstanding Section 1.2 hereof, as soon as practical following the death of an Executive, the entire amount credited to the Account of the Executive shall be paid by the Trust to the beneficiary or beneficiaries designated by the Executive to the Company. Upon the death of the Executive, all rights of the Executive with respect to this Trust shall inure to the beneficiaries so designated. In the event that more than one beneficiary is so designated, such beneficiaries shall act with respect to such rights at the discretion of a majority thereof.

          1.4 Certain Transactions. Notwithstanding Section 1.2 hereof, if, in connection with any consolidation of the Company with, or merger of the Company with or into, any corporation or corporations, or any sale or conveyance of all or substantially all of the assets of the Company,


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the corporation formed by such consolidation, or with or into which the Company is merged, or the person that acquires the assets of the Company, does not assume, by contract or by operation of law, in a form reasonably satisfactory to the Trustee, the duties and obligations of the Company under this Trust Agreement, the entire amount credited to the Account of the Executive shall be paid to the Executive on the date of such event.

          1.5 Definition. The term "Benefits" as used herein shall, in the case of each Executive, refer to the amount determined under Section 6.2, as adjusted from time to time under Section 6.3.

SECTION 2 Establishment of the Trust.

          2.1 Trust Fund. The Company hereby establishes the Trust. The Trust shall consist of such money and other property acceptable to the Trustee as is from time to time paid or delivered to the Trustee. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, shall constitute the "Trust Fund." The Trust Fund shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement.

          2.2 Irrevocability. Except as provided in Section 16 hereof, the Trust shall be for the exclusive purpose of aiding the Company in providing the Benefits in accordance with the provisions of this Trust Agreement. No part of the income or corpus of the Trust Fund shall be recoverable by the Company except as otherwise may be provided in Section 16 hereof.

          2.3 Claims of Bankruptcy Creditors. Notwithstanding anything in this Trust Agreement to the contrary, the Trust Fund shall at all times be subject to the claims of bankruptcy creditors of the Company, as provided in Section 16 hereof. The Executives shall have no greater claim against the Trust Fund than a general unsecured creditor of the Company.

SECTION 3 Acceptance by the Trustee.

          3.1 Acceptance by Trustee. The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein. The Trustee agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

SECTION 4 Investment of the Trust.

          4.1 General Duty of Trustee. The Trustee shall invest and reinvest the Trust Fund in accordance with the Investment Guidelines set forth on Appendix A attached hereto.

          4.2 Additional Powers of Trustee. Subject to the provisions of Section 4.1, the Trustee shall have the following additional powers and authority with respect to all property


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constituting a part of the Trust Fund:

          4.2.1 To purchase securities (including shares of common stock in any registered investment company) or any other kind of property and to retain such securities or other property, regardless of diversification and without being limited to investments authorized by law for the investment of trust funds.

          4.2.2 To sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof.

          4.2.3 To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto.

          4.2.4 To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

          4.2.5 To exercise any conversion privilege or subscription right available in connection with any such property, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

          4.2.6 To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages, due or owing to or from the Trust.

          4.2.7 To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

          4.2.8 To hold cash awaiting investment uninvested, and to maintain such additional cash balances as it shall deem reasonable or necessary to meet anticipated cash distributions from the Trust Fund.

          4.2.9 To invest at the Trustee, or any affiliated bank, in any type of interest-bearing investment, including, without limitation, deposit accounts, certificates of deposit and repurchase agreements.

          4.2.10 To invest and reinvest all or any specified portion of the Trust Fund through


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the medium of any common trust fund which has been or may hereafter be established and maintained by the Trustee.

          4.2.11 To form corporations or partnerships and to create trusts to hold title to any property constituting the Trust Fund, upon such terms and conditions as may be deemed advisable.

          4.2.12 To acquire, renew or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any indebtedness or mortgage or to any other modification or change in the terms of any indebtedness or mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust or the preservation of any covenant or condition of any indebtedness or mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property on foreclosure, to take a deed in lieu of foreclosures with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such indebtedness or mortgage or guarantee.

          4.2.13 To engage legal counsel, including counsel to the Company, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents and be protected in relying upon such advice, and to pay any such counsel's or agent's reasonable fees, expenses and compensation.

          4.2.14 To register or hold any securities or other property held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

          4.2.15 To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing that are necessary or proper for the accomplishment of any of the foregoing powers.

          4.2.16 Generally, to exercise any of the powers of an owner with respect to property held in the Trust Fund.

SECTION 5 Establishment and Maintenance of Benefit Schedule.

          5.1 Copies of Certain Documents. The Company has provided the Trustee with a copy of each Employment Agreement, the Merger Agreement and the Bank's Excess Benefit Plan, each as in effect on the date of delivery thereof and shall provide the Trustee with a certified copy


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of any amendment to any such document within 90 days after its adoption.

          5.2 Form of Benefit Schedule. The Company has provided to the Trustee a schedule that sets forth (a) the name of each Executive and the address to which any notice to such Executive that may be required hereunder may be sent and (b) the names of the beneficiary or beneficiaries of each Executive to whom payments required to be made to hereunder after the Executive's death shall be made. Such Schedule (or any amendment or substitution thereof) is hereinafter referred to as the "Benefit Schedule."

          5.3 Maintaining the Benefit Schedule. Each Executive shall be entitled to update the portions of the Benefit Schedule applicable to him from time to time by delivering a notice to the Trustee setting forth the updated information. The Trustee shall be entitled to rely upon the Benefit Schedule, updated as provided herein, without a duty of further inquiry.

          5.4 Executive Requests. At the request of any Executive (or, in the event of the death of an Executive, one or more of his designated beneficiaries), the Trustee shall deliver to such Executive (or beneficiaries) a copy of the information contained in the Benefit Schedule that pertains to such Executive (or to such beneficiaries).

SECTION 6 Maintenance of Trust and Accounts.

          6.1 Accounts. The Trustee shall maintain within the Trust an account with respect to each Executive (each an "Account" or an "Executive Account").

          6.2 Contribution to the Trust and Allocation to Accounts.

          6.2.1 The Company shall make a cash contribution to the Trust on January 31, 1995 in an amount equal to Two Million Two Hundred Forty-nine Thousand Two Hundred Forty-three Dollars ($2,249,243). The Trustee shall allocate on its books and records a portion of the contribution to the Trust to each Executive's Account equal to:

Mr. Powderly:   $1,072,204
    Mr. Wesp:      471,782
   Mr. Meyer:      705,257
       Total:   $2,249,243

          6.2.2 The Trustee shall hold and invest all contributions to the Trust, and all earnings on and reinvestments thereof, as a single commingled fund.

          6.3 Allocation of Investment Earnings. All investment earnings, gains and losses with respect to the portion of the assets of the Trust Fund allocated to the Account of each Executive on the books and records of the Trustee shall be allocated to the Account of such Executive.


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          6.4 Valuation of Accounts. The Trustee shall revalue the Trust Fund and each Executive's Account as of the last business day of each calendar quarter and report such valuation to the Company and, with respect to the Account of each Executive, such Executive as soon as practical thereafter.

SECTION 7 Distributions from the Trust.

          7.1 Distributions from the Trust. The Trustee shall distribute from the Trust to each Executive the amounts to which the Executive is entitled at the times provided by Section 1 hereof. The Trustee shall reduce the amount allocated to an Executive's Account to reflect any distributions of Benefits to the Executive and shall not distribute to any Executive an amount that exceeds the amount credited to that Executive's Account. Subject to the provisions of
Section 16.1, the Trustee shall make the distributions described in this Section
7.1 notwithstanding any contrary instruction, claim or threat of litigation by the Company or any other person, unless the Trustee shall have been ordered by a court of competent jurisdiction not to make such distributions.

          7.2 Protection of Trustee. The Trustee shall, to the maximum extent permitted by applicable law, be fully indemnified by the Company in acting upon the Benefit Schedule and any written statement, affidavit or certification referred to in this Trust Agreement, including any notification or failure to notify the Trustee under Section 7.6. The Trustee shall at all times, to the maximum extent permitted by applicable law, be fully indemnified by the Company in making distributions pursuant to Sections 7 and 16 hereof.

          7.3 The Company's Obligations. Except as provided in Section 16.3, by payment to the Trust of the amount specified in Section 6.2 the Company shall satisfy all of its obligations to each Executive hereunder. The Company shall have no obligation to make payments hereunder other than as provided in the preceding sentence and in Section 8.

          7.4 Trustee as Holder of Legal Title to Trust Assets. Subject to
Section 16 hereof, the Trustee shall hold legal title to all assets in the Trust for benefit of the Executives.

          7.5 Federal Income Tax Consequences of the Trust. The Trust Fund may be applied in the discharge of legal obligations of the Company as provided herein. Accordingly, the Company shall take into account in computing its tax liability those items of income, deductions and credits against tax attributable to assets held in the Trust to which the Company would have been entitled had the Trust not been in existence. The Trustee shall notify the Company promptly after it becomes aware of any tax liability assessed against, or imposed upon, the Trust or the Trustee in its capacity as Trustee of the Trust. The Company shall be responsible for all matters in respect of such assessment or imposition, and shall have sole responsibility for any defense in connection therewith. Payments in respect of any such tax liability, including, without limitation, interest and penalties, shall be made by the Company and not from the Trust Fund.

          7.6 Withholding Tax. Upon receipt of written withholding instructions from the


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Company, the Trustee shall reduce the amount of any distribution to an Executive by an amount which the Company notifies the Trustee is sufficient to satisfy the minimum federal, state, local and other withholding tax requirements applicable to such distribution. The Trustee shall be under no obligation to withhold any amounts in the absence of such instructions.

SECTION 8 Expenses, Compensation and Indemnification.

          8.1 Expenses. The Trustee shall be reimbursed by the Company for its reasonable expenses of management and administration of the Trust in accordance with the provisions (including Section 6) hereof, including the reasonable compensation of attorneys or other agents engaged by the Trustee to assist it in such management and administration, but not including commission or other transaction or investment costs, which shall be paid out of the Trust Fund.

          8.2 Compensation. The Company shall pay the Trustee compensation in accordance with the compensation schedule attached hereto as Appendix B, unless the Company and the Trustee otherwise agree in writing after the Closing Date.

          8.3 Indemnification. The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, costs, damages, claims or expenses, including without limitation reasonable attorneys' fees, which the Trustee may incur or pay out in connection with, or otherwise arising out of:

          8.3.1 the performance by the Trustee of its duties hereunder, unless any such loss, cost, damage, claim or expense is a result of negligence or willful misconduct by the Trustee or the breach by the Trustee of its fiduciary duties hereunder; or

          8.3.2 any action taken by the Trustee in good faith pursuant to the written direction of the Company.

          In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle the Trustee to be indemnified hereunder, the Trustee shall give the Company written notice of such action or claim promptly after becoming aware of such commencement or assertion. The Company shall be entitled to participate in and, upon notice to the Trustee, assume the defense of any such action or claim using counsel reasonably acceptable to the Trustee. The Trustee shall cooperate with the Company in connection with the defense of any such action or claim unless, in the opinion of counsel to the Trustee, there exists a material conflict of interest between the Trustee and the Company or unless the Company has not appointed counsel reasonably acceptable to the Trustee.

          8.4 Exclusive Rights. The Trustee shall have no claim on the assets of the Trust Fund in respect of amounts payable to the Trustee under this Section 8.

SECTION 9 Administration and Records.


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          9.1 Records. The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company or an Executive. The Trustee shall preserve all such accounts, books and records, in original form or on microfilm, magnetic tape or any other similar process, for such period as the Trustee may determine, but the Trustee may destroy such accounts, books and records only after first notifying the Company and each Executive in writing of its intention to do so and transferring to the Company and each Executive any of such accounts, books and records that the Company or such Executive shall request.

          9.2 Settlement of Accounts. Within 60 days after the close of each calendar half-year, and within 60 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with each Executive a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding six-month period or during the period from the close of the preceding six-month period to the date of such removal, resignation or termination and pertaining to the Account of such Executive, including a description of all investments and securities purchased and sold, with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such six-month period or other period. The Trustee shall also file with the Company a copy of each such account.

          It shall be the duty of the Company to review such written accounts, and of each Executive to review such written account applicable to him, promptly within 60 days from the date of filing any such account and if, within such 60-day period, neither the Executive nor the Company files with the Trustee a written notice of objection to any of the Trustee's acts or transactions, the initial account shall become an account stated between the Trustee, the Company and such Executive. If the Company or an Executive files a written notice of objection with the Trustee, the Trustee may file with the Company and each applicable Executive an adjusted account, in which case it shall be the duty of the Company and such Executive to review such adjusted account promptly within 30 days from the date of its filing. If, within such 30-day period, the Company and such Executive fails to file a written notice of objection to any of the Trustee's acts or transactions as so adjusted with the Trustee, the adjusted account shall become an account stated between the Trustee, such Executive and the Company.

          Unless an account is fraudulent, when it becomes an account stated it shall be finally settled, and the Trustee shall, to the maximum extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

          9.3 Audit. The Trustee shall from time to time permit an independent public accountant selected by the Company or by the Executives to have access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

          9.4 Judicial Settlement. Nothing contained in this Trust Agreement shall be


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construed as depriving the Trustee, the Company or any Executive of the right to have a judicial settlement of the Trustee's accounts. Upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary parties thereto shall be the Trustee, the Company and, to the extent of any dispute involving the Account of an Executive, such Executive.

          9.5 Delivery of Records to Successor. In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor Trustee all records which shall be required by the successor Trustee to enable it to carry out the provisions of this Trust Agreement.

          9.6 Tax Filings. In addition to any returns required of the Trustee by law (e.g., any information return required to be filed on IRS Form 1041), the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.

SECTION 10 Removal or Resignation of the Trustee and Designation of Successor Trustee.

          10.1 Removal. The Trustee may be removed with or without cause upon at least 90 days' notice in writing to the Trustee from the Company and Mr. Powderly. No removal of the Trustee shall be effective until the Company has appointed in writing a successor Trustee, which must be a nationally recognized bank or trust company, such successor has accepted the appointment in writing and such successor has been approved by Mr. Powderly.

          10.2 Resignation. The Trustee may resign at any time upon at least 90 days' notice in writing to the Company, except that any such resignation shall not be effective until the Company has appointed in writing a successor Trustee, which must be a nationally recognized bank or trust company, and such successor has accepted the appointment in writing and has been approved by Mr. Powderly. At any time after 30 days following the sending of such notice, if the Company is unable to appoint a successor Trustee or if a successor Trustee has not accepted an appointment or has not been approved by Mr. Powderly, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any other court having jurisdiction to appoint its successor.

          10.3 Successor Trustee. Each successor Trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. Upon designation of a successor Trustee and delivery to the resigned or removed Trustee of written acceptance by the successor Trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.

SECTION 11 Enforcement of Trust Agreement.

          11.1 Rights of Parties to Enforce the Trust Agreement. The Company and the Trustee shall have the right to enforce any provision of this Trust Agreement. Each Executive shall


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have the right as a beneficiary of the Trust to enforce any provision of this
Trust Agreement that affects the right, title and interest of such Executive in the Trust. In any action or proceeding affecting the Trust, the only necessary parties shall be the Company, the Trustee and the affected Executives and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust.

          11.2 Limitation on Rights of Executives and Beneficiaries. Except for the right to enforce the Trust Agreement as provided in this Section 11, Executives shall have no rights with respect to the Trust Fund.

SECTION 12 Termination.

          12.1 Continuation of Trust. Except as provided in this Section and
Section 16, the Trust shall be irrevocable and shall continue until (a) all payments required by Section 7 have been made or (b) until the Trust contains no assets and retains no claims to recover assets from the Company pursuant to any provision hereof, whichever shall first occur.

SECTION 13 Amendment.

          13.1 Amendments in General. This Trust Agreement may not be amended except by a written instrument signed by the Company, each Executive and the Trustee.

SECTION 14 Non-alienation.

          14.1 Prohibition Against Certain Transfer, Pledges, Etc. Except as otherwise provided by this Agreement and except as otherwise may be required by applicable law, (a) no amount payable to or in respect of any Executive at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void and (b) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Executive.

SECTION 15 Communications.

          15.1 To the Company and Committee. Communications to the Company shall be addressed to:

          Astoria Financial Corporation
          One Astoria Federal Plaza
          Lake Success, New York 11042-1085


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          Attention: Corporate Secretary

provided, however, that upon the Company's written request, such communications shall be sent to such other address as the Company may specify.

          15.2 To the Trustee. Communications to the Trustee shall be addressed to:

          State Street Bank and Trust Company
          P.O. Box 351
          Boston, Massachusetts 02101
          Attention:

provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

          15.3 To an Executive. Communications to an Executive or to his beneficiaries shall be addressed to the Executive or his beneficiaries, respectively, at the address indicated on the Benefit Schedule as in effect at the time of the communication.

          15.4 Binding upon Receipt. No communication shall be binding on the party to whom it is intended until it is received by such party.

          15.5 Authority to Act. The Corporate Secretary of the Company shall from time to time certify to the Trustee the person or persons authorized to act for the Company and shall provide the Trustee with such information regarding the Company as the Trustee may reasonably request. The Trustee may continue to rely on any such certification until notified to the contrary.

          15.6 Authenticity of Instruments. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper reasonably believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained, unless it has actual knowledge that it is untrue or inaccurate.

SECTION 16 Claims of Bankruptcy Creditors.

          16.1 Bankruptcy Creditors. In the event of the Company's "insolvency," the assets of the Trust shall be available to pay the claims of any creditor of the Company to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Company shall be deemed to be "insolvent" if such Company is subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event the Company becomes insolvent, the Chief Executive Officer of the Company shall notify the Trustee of the event as soon as practicable. Upon receipt of such notice, or if the Trustee receives


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other written allegations of such Company's insolvency from a third party considered by the Trustee to be reliable and responsible, the Trustee shall cease making payments of Benefits from the assets of the Trust, shall hold the assets in the Trust for the benefit of such Company's creditors and shall take such steps as are necessary to determine within a reasonable period of time whether such Company is insolvent. In making such determination, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of the Company or a determination by a court of competent jurisdiction that the Company is or is not insolvent. In the case of the Trustee's determination of the Company's insolvency, the Trustee will deliver assets of the Trust to satisfy claims of the Company's creditors as directed pursuant to a final order of a court of competent jurisdiction. The Trustee shall reduce the amounts allocated to each Executive's Account by a pro rata portion of any amount so delivered, based on the value of Executives' Accounts on the last business day of the calendar quarter immediately prior to the calendar quarter in which such amount is delivered.

          16.2 Resumption of Benefits. In the event the Trustee ceases making payments of Benefits pursuant to Section 16.1, the Trustee shall resume making payments of Benefits under this Trust Agreement only after the Trustee has determined that the Company is not then insolvent or upon receipt of an order of a court of competent jurisdiction requiring the payment of Benefits.

          16.3 Reimbursement by the Company. In the event that any amount is paid from the Trust Fund to bankruptcy creditors of any Company pursuant to
Section 16, the Trustee shall demand and the Company shall contribute to the Trust a sum equal to the amount paid by the Trust to such creditors. The Trustee shall pursue such demand vigorously through all reasonably available means. Any such amount recovered by the Trustee shall be allocated among the Executive's Accounts in accordance with the ratio in which such Accounts were reduced pursuant to Section 16.1 hereof.

SECTION 17 Miscellaneous Provisions.

          17.1 Binding Effect. This Trust Agreement shall be binding on the Company and the Trustee and their respective successors and assigns.

          17.2 Inquiry as to Authority. A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

          17.3 Responsibility for the Company Action. The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company, the Board of Directors of the Company, the Executives or any beneficiaries. The Trustee shall be under no duties except such duties as are specifically set forth as such in this Trust Agreement or under applicable law, and no implied covenant or obligation shall be read into this Trust Agreement against the Trustee.

          17.4 Successor to Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any act.

          17.5 Titles Not to Control. Titles to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

          17.6 Laws of Commonwealth of Massachuseus to Govern. This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the Commonwealth of Massachusetts, without reference to the principles of conflicts of law.

          17.7 Severability. The provisions hereof shall be severable and the unenforceability of any such provision shall not effect the enforceability of any other provision hereof.

          17.8 ERISA. Nothing herein shall be construed to subject the Trust to the Employee Retirement Income Security Act of 1974, as amended.

          IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                          ASTORIA FINANCIAL CORPORATION


                                          By: /s/ George L. Engelke, Jr.
                                              ----------------------------------


Attest: /s/ William K. Sheerin
        -------------------------------


                                          STATE STREET BANK AND TRUST
                                            COMPANY, AS TRUSTEE


                                          By: /s/ [Signature], Vice President
                                              ----------------------------------


Attest:
        -------------------------------

                                                                      Appendix A

                          INVESTMENT POLICY GUIDELINES
                    ASTORIA FINANCIAL CORPORATION TRUST FUND

The investment objective for the Astoria Financial Corporation Trust Fund ("the fund" or "the portfolio") is to provide for benefit payments as described in greater detail in the trust agreement. After the initial funding, the fund will be allowed to compound interest payments with no withdrawals until 2000. At that time, the fund will begin to pay out its balance in five equal installments to each participant over five years. The portfolio will be invested in tax exempt notes, tax-exempt bonds and tax-exempt money market funds. The funds will be invested within the following guidelines:

Asset Quality:

All of the holdings will be of investment grade with not more than 25% of all bond holdings rated "BBB" / "Baa" or comparable short term ratings by either Standard & Poor's or Moody's Investors Services. The fund may invest in tax exempt bonds and tax exempt notes, tax exempt commercial paper, and tax exempt money market funds. New York issues are preferred for their double tax exempt status. The fund may invest temporarily in U.S. Government obligations or taxable money market funds if there is a lack of available tax exempt issues or funds.

Asset Allocation

Given the relatively short time horizon for the account, we expect to be fully invested in tax exempt bonds and notes up until 2000 when we will gradually build cash, either through sales or maturities, to meet withdrawal requirements. Enough cash will be kept in reserve to fund transactions costs and fees, but, generally, the cash balance will not exceed 10% of the value of the fund. Exposure to any one issue or entity, other than general obligation bonds, should not exceed 25% of the market value of the portfolio.

Maturity Parameters:

This fund will be managed as a short to intermediate term tax exempt bond fund. Depending on market conditions and the shrinking time horizon of the trust, the fund will have an average weighted maturity of between zero and five years. The fund will not purchase any securities with maturities of greater than ten years. The portfolio may be "immunized" to meet known cash flow requirements, particularly the withdrawals of the participants.

Reporting:

Performance reports will be sent to the beneficiaries of the Astoria Financial Corporation Trust Fund on a quarterly basis starting with March 31, 1995. The appropriate benchmark for comparison will be the Lehman Brothers Municipal Index.

I understand and agree to the aforementioned guidelines:


                                          Date:
---------------------------------------         --------------------------------
Title:


/s/ Kimberly D Gluck                      Date: January 12. 1994
---------------------------------------         --------------------------------
Title: Senior Investment Officer,
       State Street